UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 10, 2025, GrafTech International Ltd. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Mr. Nilesh Undavia, who beneficially owned as of January 10, 2025 approximately 6.7% of the outstanding common stock, par value $0.01, of the Company.

Pursuant to the Cooperation Agreement, the Company has agreed to, among other things, (i) work in good faith with Mr. Undavia to find a mutually agreeable independent candidate to nominate for election to the Board of Directors of the Company (the “Board”) as a Class I director at the annual meeting of stockholders of the Company (the “New Candidate”) and (ii) appoint the New Candidate to at least two committees of the Board.

Pursuant to the Cooperation Agreement, the Company and Mr. Undavia identified Eric V. Roegner as a mutually agreeable independent candidate for nomination to the Board. On March 7, 2025, the Board (i) increased the size of the Board from eight to nine members by adding a Class I directorship and (ii) appointed Eric V. Roegner as a Class I director, effective immediately, to fill the Class I directorship vacancy resulting from the increase of the size of the Board with his initial term expiring at the 2025 annual meeting of stockholders of the Company (“2025 Annual Meeting”).

Mr. Roegner was also appointed to the Audit Committee and Human Resources and Compensation Committee of the Board. The Board has determined that Mr. Roegner is independent under the New York Stock Exchange listing standards. Mr. Roegner will participate in the Company’s standard director compensation program for non-employee directors on a pro-rata basis, which is described on pages 20-23 of the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 9, 2024, which was filed with the United States Securities and Exchange Commission (“SEC”) on April 2, 2024. The Company intends to enter into an Indemnification Agreement with Mr. Roegner. The form of Indemnification Agreement was previously filed with the SEC on March 26, 2018 as Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-223791) and is incorporated herein by reference. There are no related person transactions involving Mr. Roegner that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On March 7, 2025, the Board also decreased the size of the Board from nine members to eight members by removing a Class I directorship effective at the 2025 Annual Meeting. The terms of the directors in Class I expire at the 2025 Annual Meeting. The Board’s current Class I directors are Diego Donoso, Michel J. Dumas, and Eric V. Roegner. The Board has determined to nominate Mr. Dumas and Mr. Roegner for re-election at the 2025 Annual Meeting as Class I directors.

A copy of the press release issued by the Company announcing the appointment of Mr. Roegner is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1 Press Release of GrafTech International Ltd., dated March 10, 2025
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	March 10, 2025	By:	/s/ Rory O'Donnell
Rory O'Donnell
Chief Financial Officer and Senior Vice President